UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500
Former name or former address, if changed since last report: NOT APPLICABLE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.
     Item 1.01. Entry into a Material Definitive Agreement.
     On June 10, 2011, Greenhill & Co., Inc. (“Greenhill”) entered into definitive agreements with respect to the sale of substantially all of its interests in Greenhill Capital Partners II, L.P. and its affiliated funds (“GCP II”) to certain investors advised by J.P. Morgan Asset Management and certain principals of GCP Capital Partners, for an aggregate purchase price of approximately $45 million.
     The agreements provide that Greenhill will sell to the buyers an interest representing substantially all of (x) capital commitment and (y) its rights to receive carried interest, in GCP II. The agreements also provide that the buyers will have the right, exercisable in December of 2012, to cause Greenhill to repurchase a portion of that interest attributable to two specified portfolio companies of GCP II, at a specified price. Greenhill has agreed to guarantee certain of the obligations of its subsidiaries in connection with the transactions contemplated by the agreements. The agreements also contain various covenants relating to the provision of information, representations, warranties and indemnities customary for transactions of this type.
     The purchase agreement with investors advised by J.P. Morgan Asset Management is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Section 2. Financial Information.
     Item 2.01. Completion of Acquisition or Disposition of Assets.
     On June 10, 2011, Greenhill completed the sale of substantially all of its interests in GCP II to certain investors advised by J.P. Morgan Asset Management and certain principals of GCP Capital Partners, and on June 13, it issued the attached press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On June 15, Greenhill completed the sale of substantially all of its interests and rights to receive carried interest in GSAV, L.P. and its affiliated funds to Essex TVP, LLC, a private investor, for approximately $3.7 million.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are being furnished as part of this report.

Exhibit
Number	Description
2.1	Purchase Agreement, dated as of June 10, 2011, by and among JPMorgan U.S. Pooled Corporate Finance Institutional Investors IV LLC, JPMorgan U.S. Corporate Finance Institutional Offshore Investors IV L.P., J.P. Morgan Secondary Private Equity Investors LLC, 522 Fifth Avenue Fund, L.P., Constellation Energy Group, Inc. Master Trust, Constellation Energy Nuclear Group, LLC Master Trust, GCP Pooled Block 1, LLC, GCP Offshore Block 1, LLC, GCP Offshore Block 2, LLC, GCP Offshore Block 3, LLC and GCP Offshore Block 4, LLC, Greenhill Capital Partners, LLC (the “Seller”), GCP Managing Partner II, L.P. and Greenhill & Co., Inc. *

99.1	Press Release dated June 13, 2011

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Greenhill agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: June 16, 2011	By:	/s/ Ulrika Ekman
		Name:	Ulrika Ekman
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Purchase Agreement, dated as of June 10, 2011, by and among JPMorgan U.S. Pooled Corporate Finance Institutional Investors IV LLC, JPMorgan U.S. Corporate Finance Institutional Offshore Investors IV L.P., J.P. Morgan Secondary Private Equity Investors LLC, 522 Fifth Avenue Fund, L.P., Constellation Energy Group, Inc. Master Trust, Constellation Energy Nuclear Group, LLC Master Trust, GCP Pooled Block 1, LLC, GCP Offshore Block 1, LLC, GCP Offshore Block 2, LLC, GCP Offshore Block 3, LLC and GCP Offshore Block 4, LLC, Greenhill Capital Partners, LLC , GCP Managing Partner II, L.P. and Greenhill & Co., Inc.

99.1	Press Release dated June 13, 2011
E-1